Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC.

REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS

10th Consecutive Quarter of Improved Earnings Results

ATLANTA, GA – October 22, 2008: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported unaudited financial results for the third quarter ended September 30, 2008. Revenues grew 16.7% to $277.9 million compared to $238.1 million for the third quarter ended September 30, 2007. Revenue growth excluding our recent acquisition of HomeTeam Pest Defense improved 2.6%1.

The Company recorded net income of $19.8 million or $0.20 per diluted share for the third quarter ended September 30, 2008, compared to $18.8 million or $0.19 per diluted share for the third quarter ended September 30, 2007, a 5.5% increase. EBITDA increased 11.5% for the same period2.

During the quarter, the Company repurchased 51,400 shares of common stock at a weighted average price of $16.85 per share, with a total of 550,175 shares repurchased year-to-date. In total, approximately 464,000 additional shares may be purchased under programs previously approved by the Board of Directors.

Commenting on the Company’s results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. commented, “We were pleased to again report record results for the quarter. Commercial pest control revenue growth remains strong, though demand has weakened slightly in our residential pest control and termite control business.

“The strength of our business model and our ability to generate strong free cash flow mitigates some of the risks that many companies are experiencing from the turmoil of today’s credit markets. These positive factors have allowed us to pay off $49 million of the $90 million we borrowed in April of this year to make the HomeTeam acquisition.”

Mr. Rollins concluded, “It is difficult to know when the economy might rebound and the financial crisis will end; however we believe that we are well positioned to adjust our business to meet these uncertainties. We will continue our strategy to make prudent investments to grow our business both organically and through strategic acquisitions.”

1 Additional disclosure regarding this financial measure is included in the financial tables attached to this press release.

2 EBITDA is a financial measure, which does not conform to generally accepted accounting principles (GAAP). Additional disclosure regarding this non-GAAP financial measure is included in the attachment to this press release.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., PCO Services, HomeTeam Pest Defense, Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Mexico, Central America, the Caribbean, the Middle East and Asia from over 500 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.indfumco.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s belief that it is well positioned to adjust its business to meet the economy’s uncertainties; and that the Company will continue to make prudent investments to grow its business both organically and through strategic acquisitions. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007.

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
At September 30, (unaudited)	2008	2007
ASSETS
Cash and cash equivalents	$16,334	$81,821
Trade receivables, short-term	68,032	59,584
Accounts Receivable - Other	1,717	1,846
Materials and supplies	11,117	8,244
Deferred income taxes	18,323	16,969
Other current assets	8,320	8,382
Total Current Assets	123,843	176,846

Equipment and property, net	77,963	77,633
Goodwill	182,834	126,577
Other Intangible Assets	25,126	9,167
Customer Contracts	125,354	65,641
Deferred income taxes	8,309	12,588
Trade receivables, long-term	9,009	8,921
Prepaid Pension	18,259	—
Other assets	6,604	6,039
Total Assets	$577,301	$483,412

LIABILITIES
Loans outstanding	$41,500	$—
Capital leases	661	1,240
Accounts payable	20,037	15,637
Accrued insurance	14,855	13,277
Accrued compensation and related liabilities	53,842	49,352
Other current liabilities	29,294	26,938
Unearned revenue	99,297	90,191
Total Current Liabilities	259,486	196,635

Capital leases, less current portion	360	881
Accrued pension	—	6,946
Long-term accrued liabilities	54,394	54,288
Total Liabilities	314,240	258,750

STOCKHOLDERS’ EQUITY
Common stock	100,864	101,184
Retained earnings and other equity	162,197	123,478
Total Stockholders’ Equity	263,061	224,662
Total Liabilities and Stockholders’ Equity	$577,301	$483,412

ROLLINS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30,
(in thousands except per share data)
(unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES
Customer services	$277,911	$238,116	$772,488	$678,966
COSTS AND EXPENSES
Cost of services provided	145,415	123,029	401,444	351,466
Depreciation and amortization	9,031	6,885	24,347	20,482
Sales, general and administrative	91,440	78,154	254,958	221,982
(Gain)/loss on sales of assets	(154)	(17)	(189)	(113)
Interest (income)/expense, net	174	(466)	(152)	(1,540)
	245,906	207,585	680,408	592,277
INCOME BEFORE TAXES	32,005	30,531	92,080	86,689
PROVISION FOR INCOME TAXES	12,201	11,766	35,699	33,892
NET INCOME	$19,804	$18,765	$56,381	$52,797

NET INCOME PER SHARE - BASIC	$0.20	$0.19	$0.57	$0.53
NET INCOME PER SHARE - DILUTED	$0.20	$0.19	$0.56	$0.52

Weighted average shares outstanding - basic	99,233	99,912	99,329	100,449
Weighted average shares outstanding - diluted	100,096	100,977	100,223	101,530

ROLLINS, INC. AND SUBSIDIARIES
RECONCILATION
REVENUE EXCLUDING HOMETEAM PEST DEFENSE
	Three Months Ended September 30,
	2008	2007	$Better/ (Worse)	%Better/ (Worse)

Net Revenues	$ 277,911	$ 238,116	$ 39,795	16.7%
Less: Revenues from HomeTeam Pest Defense	33,499	-	33,499
Revenue Excluding HomeTeam Pest Defense	$ 244,412	$ 238,116	$ 6,296	2.6%

ROLLINS, INC. AND SUBSIDIARIES
RECONCILATION
REVENUE EXCLUDING HOMETEAM PEST DEFENSE
	Nine Months Ended September 30,
	2008	2007	$Better/ (Worse)	%Better/ (Worse)

Net Revenues	$ 772,488	$ 678,966	$ 93,522	13.8%
Less: Revenues from HomeTeam Pest Defense	67,237	-	67,237
Revenue Excluding HomeTeam Pest Defense	$ 705,251	$ 678,966	$ 26,285	3.9%

ROLLINS, INC. AND SUBSIDIARIES
RECONCILATION
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
	Three Months Ended September 30,
	2008	2007	$Better/ (Worse)	%Better/ (Worse)

Net Income	$ 19,804	$ 18,765	$ 1,039	5.5%
Add: Provision For Income Taxes	12,201	11,766	435	3.7
Interest (income)/Expense	174	(466)	640	137.3
Depreciation and Amortization	9,031	6,885	2,146	31.2
EBITDA	$ 41,210	$ 36,950	$ 4,260	11.5%

ROLLINS, INC. AND SUBSIDIARIES
RECONCILATION
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
	Nine Months Ended September 30,
	2008	2007	$Better/ (Worse)	%Better/ (Worse)

Net Income	$ 56,381	$ 52,797	$ 3,584	6.8%
Add: Provision For Income Taxes	35,699	33,892	1,807	5.3
Interest (income)/Expense	(152)	(1,540)	1,388	90.1
Depreciation and Amortization	24,347	20,482	3,865	18.9
EBITDA	$ 116,275	$ 105,631	$ 10,644	10.1%

CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Third Quarter results on:

Friday, October 24, 2008 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 866-249-5225 domestic;

303-262-2161 international

at least 5 minutes before start time.

REPLAY: available through November 1, 2008 (11:59PM) ET

Please dial 800-405-2236/303-590-3000, Pass code: 11121303

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Janet Jazmin at Financial Relations Board at 212-827-3777

Or email to jjazmin@frbir.com